UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):

May 21, 2013

Bank of Commerce Holdings

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

1901 Churn Creek Road

Redding, California 96002

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (530) 722-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank of Commerce Holdings (the “Company” or “BOCH”) was held on May 21, 2013. There were 15,442,141 shares outstanding and entitled to vote at the Annual Meeting; of those shares, 12,762,348 were present in person or by proxy. The following matters were voted upon at the Annual Meeting:

1.	Proposal No. 1, the election of eight members to the Board of Directors to serve until the 2014 Annual Meeting or until their successors have been elected and qualified;

2.	Proposal No. 2, ratification of the selection of Moss Adams, LLP as our independent public accountants for 2013;

3.	Proposal No. 3, an advisory (non-binding) resolution to approve executive compensation; and

4.	Proposal No. 4, an advisory (non-binding) vote on the frequency of future advisory votes on executive compensation.

The following is a summary of the voting results for the matters voted upon by the shareholders.

Proposal No. 1 – Election of Directors

Director’s Name	Votes For	Votes Withheld
Orin N. Bennett	9,003,473	106,988
Gary Burks	8,989,592	120,869
Joseph Gibson	9,003,453	107,008
Jon Halfhide	8,981,277	129,184
Patrick J. Moty	8,679,006	431,455
David H. Scott	9,006,768	103,693
Terence Street	9,006,968	103,493
Lyle L. Tullis	9,011,768	98,693

Proposal No. 2 – Ratification of the Selection of Moss Adams, LLP as our Independent Public Accountants for 2013

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,735,115	12,369	14,864	0

Proposal No. 3 – Advisory (Non-Binding) Resolution to Approve Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,322,530	528,971	258,959	3,651,888

Proposal No. 4 – Advisory (Non-Binding) Vote on the Frequency of Future Advisory Votes on Executive Compensation

One Year	Two Years	Three Years
7,961,115	29,514	532,237

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2013

/S/ Samuel D. Jimenez
By: Samuel D. Jimenez
Executive Vice President and
Chief Financial Officer

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